Exhibit 99.1

SemCAMS Midstream Joint Venture Completes Acquisition of

Meritage Midstream ULC

Calgary, Alberta – February 25, 2019 – SemGroup® Corporation (NYSE: SEMG) and KKR today announced that SemCAMS Midstream ULC (“SemCAMS Midstream”) has closed on its acquisition of Meritage Midstream ULC’s midstream infrastructure assets in the prolific Alberta Montney resource play. SemCAMS Midstream is a newly-created joint venture owned by SemGroup and KKR.

“Meritage is an excellent addition to our portfolio both geographically and operationally,” said SemCAMS Midstream President Dave Gosse. “We are pleased to welcome the Meritage staff to our team and look forward to the many benefits this acquisition brings, including a more diverse customer base, increased processing capacity and broader capabilities.”

SemCAMS Midstream owns approximately 1.1 bcf/d of natural gas processing capacity, including capacity from Meritage’s Patterson Creek Plant and the new Wapiti Plant, which came online in January 2019. SemCAMS Midstream capacity will increase to approximately 1.3 bcf/d later this year with the expected completion of the Smoke Lake Plant and Patterson Creek Plant expansion.

The press release announcing the acquisition on January 10, 2019 contains more information.

About SemCAMS Midstream ULC

SemCAMS Midstream ULC is a gathering and processing business that provides midstream solutions from the wellhead to the wholesale market place in Western Canada. As one of Alberta’s largest licensed gas processors, SemCAMS Midstream owns and operates six gas processing plants located in the heart of the Western Canadian Sedimentary Basin with combined licensed capacity of approximately 2 billion cubic feet per day. Strategically positioned to accept production out of the Montney and Duvernay area, the assets include more than 700 miles of natural gas gathering and transportation pipelines as well as oil gathering and emulsion. SemCAMS Midstream, a joint venture between SemGroup Corporation® (NYSE: SEMG) and KKR, is based in Calgary, Alberta.

About SemGroup

SemGroup® Corporation (NYSE: SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Denver, Colo.; and Houston, Texas. SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on SemGroup’s Investor Relations website at www.semgroup.com, SemGroup’s Twitter account and LinkedIn account.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include the failure to realize the anticipated benefits of the transactions described herein and the risk factors discussed from time to time in each of SemGroup’s documents and reports filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

SemGroup Investor Relations:

Kevin Greenwell

918-524-8081

investor.relations@semgroupcorp.com

SemGroup Media:

Tom Droege

918-524-8560

tdroege@semgroup.com

KKR:

Kristi Huller

212-750-8300

media@kkr.com

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